Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-211095) and the Registration Statement on Form F-3/A (No. 333-217044), as amended, of Nomad Foods Limited of our report dated March 22, 2018 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers LLP
London, United Kingdom
March 22, 2018